Exhibit 14.02

                           I.C. ISAACS & COMPANY, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

1.   Introduction and Relationship to Code for Senior Executives
     -----------------------------------------------------------

     This Code of Ethics and Business Conduct (the "Code") has been adopted by our Board of Directors and applies to all Covered Persons. The provisions of this Code shall be applied simultaneously with, and not in substitution or replacement of any of, the provisions of the Company's Code of Ethics for Senior Financial Executives (the "Code for Senior Executives").

2.   Definition of Terms Used
     ------------------------

          "Business Associate" means any supplier of services or materials, customer, consultant, professional advisor, lessor of space or goods, tenant, licensor, licensee or partner of the Company.

          "Company" means I.C. Isaacs & Company, Inc. and, as the context may require, any subsidiary of the Company.

          "Covered Person" means, (i) with respect to this Code, each officer, director and employee of the Company and any subsidiary of the Company; and
     (ii) with respect to the Code for Senior Executives, any employee or officer of the Company who holds the office of principal executive officer, principal financial officer, principal accounting officer, treasurer or controller, or any person performing similar functions.

          "Family Members" means as to a specific Covered Person, his or her Immediate Family Members and any company, partnership, limited liability company, trust or other entity that is directly or indirectly controlled by that Covered Person or by any Immediate Family Member of that Covered Person.

          "Immediate Family Member" includes the spouse (or life partner) and children of a Covered Person and any relative (by blood or marriage) of that Covered Person or spouse (or life partner) residing in the same household as such Covered Person.

          "Compliance Person" shall mean the Chairman of the Audit Committee of the Company's Board of Directors.

3.   Transactions with Business Associates
     -------------------------------------

     None of our Covered Persons or their Family Members may profit, directly or indirectly, due to his or her position in, or relationship to, a Covered Person to the detriment, or at the expense, of the Company or any Business Associate. No Covered Person shall take for his or her own advantage any corporate opportunity for profit, which he or she learns about in his or her position with the Company.

     Covered Persons and their Family Members are encouraged to patronize our Business Associates. However, no Covered Person or Family Member shall sell to, or purchase from, a Business Associate any goods or services except in the ordinary course of the Business Associate's business. No Covered Person or Family Member shall borrow money or other property from a person known by the Covered Person to be a Business Associate, unless that Business Associate is regularly engaged in the business of lending money or such other property, and the loan and the terms thereof are in the ordinary course of the Business Associate's business.

     No Covered Person shall, directly or indirectly, make any payment or take any action with respect to any government official, agent or representative of the United States, any State or jurisdiction of the United States or of any foreign country without the prior consent of the Compliance Person. No Covered Person shall make any payment or take any action in violation of the U.S. Foreign Corrupt Practices Act.

4.   Non-Disclosure of Information
     -----------------------------

     No Covered Person or Family Member shall discuss with, or inform others about, any actual or contemplated business transaction by a Business Associate or the Company except in the performance of the Covered Person's employment duties or in an official capacity and then only for the benefit of the Business Associate or the Company, as appropriate, and in no event for personal gain or for the benefit of any other third party.

     No Covered Person or Family Member shall give any information to any third party about any business transaction of the Company or its Business Associates that are proposed or in process unless expressly authorized to do so by the Compliance Person.

5.   Preferential Treatment and Gifts
     --------------------------------

     No Covered Person shall seek or accept for his or her self or for any Family Member any favors, preferential treatment, special benefits, special documents, gifts or other consideration as a result of such Covered Person's association with a Business Associate or the Company, except those usual and normal benefits directly provided by a Business Associate or the Company. The foregoing, however, does not prohibit receipt of gifts of nominal value.

6.   Conflicts of Interest
     ---------------------

     A Covered Person shall maintain a high degree of integrity in the conduct of the Company's business and maintain independent judgment. Each Covered Person must avoid any activity or personal interest that creates, or appears to create, a conflict between his or her interests and the interests of the Company. A conflict of interest arises any time such a person has a duty or interest that may conflict, directly or indirectly, with the proper and impartial fulfillment of such person's duties, responsibilities or obligations to the Company. Conflicts of interest include, by way of example, a person:

     o making an investment that may affect his or her business decisions on behalf of the Company;

     o owning a meaningful financial interest in, or being employed by, an organization that competes with the Company;

     o owning a meaningful financial interest in, or being employed by, an organization that does, or seeks to do, business with the Company;

     o making a material decision on a matter on behalf of the Company where such person's self-interests may reasonably call the appropriateness of the decision into question;

     o being employed by or accepting compensation from any other person or entity as a result of business activity or prospective business activity affecting the Company.

     Any officer, director or employee who becomes aware of any Covered Person's actual or potential interest (including one's own) that is, or may be viewed as, in conflict with that of the Company or a Business Associate should promptly present all information known to such person regarding the nature of the possible conflict to the Compliance Person or, if timely disclosure to the Compliance Person is impracticable, to the Company's outside corporate counsel, for appropriate consideration. The Covered Person shall refrain from further action until the actual or potential conflict has been consented to in writing by the Audit Committee.

     No Covered Person or Family Member shall personally benefit, directly or indirectly, from any Company purchase or sale, or derive any other personal gain from any other Company activity, except when the transaction has been fully disclosed to and approved in writing by the Audit Committee.

     No Covered Person or Family Member shall have any meaningful personal business or financial interest in any Business Associate or competitor of the Company, without proper consent in writing by the Audit Committee. For these purposes, holding 5% or less of the outstanding equity interests of a Business Associate or competitor whose equity interests are publicly traded shall not be deemed "meaningful."

     No Covered Person shall hold any position with (including as a member of the board of directors or other governing body) or perform services for a Business Associate or a competitor of the Company, without prior consent in writing by the Audit Committee.

     No Covered Person shall provide any services to other business enterprises which reasonably could be deemed to adversely affect the proper performance of his or her work for the Company or which might jeopardize the interests of the Company, including serving as a director, officer, consultant or advisor of another business, without prior consent in writing by the Audit Committee under this Code.

     No Covered Person shall direct, or seek to direct, any Company business with any business enterprise in which the Covered Person or his or her Family Member has a meaningful ownership position or serves in a leadership capacity, without proper consent in writing by the Audit Committee under this Code.

     The provisions of this Section 6 of the Code shall not be applicable to any of the payment and/or performance obligations imposed upon I.C. Isaacs & Company, LP (the "LP") pursuant to any license agreement, or amendment thereto, between Latitude Licensing Corp. and the LP, or any agreement or payment obligation owed by the LP to Textile Investment International, SA ("Textile") with regard to that certain amended and restated subordinated secured promissory note dated as of December 30, 2004 made by the LP and issued to Textile, as the same may be further amended and/or restated.

7.   Personal Securities Transactions
     --------------------------------

     Using non-public information about the Company to trade in its securities, or providing a Family Member, friend or any other person with any non-public information about the Company may be determined to be an illegal "tip." All non-public information concerning the Company should be considered inside information and should never be used for personal gain or to provide personal gain to others. Compliance with the policy set forth in this Section 7 by Covered Persons and their Family Members is an integral part of this Code.

8.   Guarding Corporate Assets
     -------------------------

     Covered Persons have a duty to safeguard Company assets, including its physical premises and equipment, records, customer information and Company trademarks, trade secrets and other intellectual property. Company assets shall be used for Company business only. Without specific authorization, no Covered Person or Family Member may take, loan, sell, damage or dispose of Company property or use, or allow others to use, Company property for any non-Company purposes.

9.   Dealing Fairly with Investors, Business Associates and Others
     -------------------------------------------------------------

     The Company has a responsibility to communicate effectively with stockholders so that they are provided with full and accurate information, in all material respects, about the Company's financial condition and results of operations. All reports and documents filed by the Company with or submitted by it to the Securities and Exchange Commission, and all other public communications made by the Company shall include full, fair, accurate, timely and understandable disclosure.

     Covered Persons must ensure that all Company documents are completed accurately, truthfully, in a timely manner and properly authorized.

     Financial activities and transactions must be recorded in compliance with all applicable laws and accounting practices and in accordance with the generally accepted accounting principles designated by the Company. The making of false or misleading entries, records or documentation is strictly prohibited.

     Covered Persons may never create a false or misleading report under the Company's name. In addition, no payments or established accounts shall be used for any purpose other than as described by their supporting documentation. No undisclosed funds or assets may be established.

     No Covered Person may take any action to defraud, influence, coerce, manipulate or mislead any other Covered Person or any outside auditor or lawyer for the Company for the purpose of rendering the books, records or financial statements of the Company incorrect or misleading.

     Errors, or possible errors or misstatements in the Company's books and records must be brought to the attention of the Compliance Person promptly upon discovery thereof. The Compliance Person shall promptly inform the Chief Financial Officer of any such error or misstatement.

     All Covered Persons are expected to cooperate fully with the Company's financial reporting staff and outside auditors. No Covered Person shall impede or interfere with the financial statement audit process.

10.  Compliance with Law
     -------------------

     All Covered Persons shall comply with applicable governmental laws, rules and regulations. Any Covered Person who becomes aware of a potential breach by another Covered Person of such laws, rules or regulations shall bring the matter to the attention of the Board of Directors of the Company immediately.

11.  Document Retention
     ------------------

     The Company seeks to comply fully with all laws and regulations relating to the retention and preservation of records. All Covered Persons shall comply fully with the Company's policies regarding the retention and preservation of records. Under no circumstances may Company records be destroyed selectively or maintained outside Company premises or designated storage facilities.

     If the existence of a subpoena or impending government investigation becomes known to a Covered Person, he or she must immediately contact the Compliance Person. Covered Persons must retain all records and documents that may be responsive to a subpoena or pertain to an investigation. Any questions regarding whether a record or document pertains to an investigation or may be responsive to a subpoena should be resolved by the Compliance Person before any disposition of the record or document is made. Covered Persons shall strictly adhere to the directions of the Compliance Person in handling such records or documents.

12.  Implementation of the Code
     --------------------------

     While each Covered Person is individually responsible for compliance with this Code and, to the extent applicable to such person, the Code for Senior Executives, he or she does not do so in a vacuum. The Company has the following resources, people and processes in place to answer questions and guide Covered Persons through difficult decisions.

          Compliance Person Responsibility. The Chairman of the Audit Committee of the Board of Directors has been designated the "Compliance Person." The Compliance Person is responsible for overseeing, interpreting and monitoring compliance with this Code and the Code for Senior Executives. The Compliance Person shall report periodically to the Audit Committee regarding all aspects of administering and enforcing this Code and the Code for Senior Executives.

          Reporting Violations. If a Covered Person knows of or suspects a violation of applicable law or regulations, this Code, the Code for Senior Executives or any of the Company's other policies, e.g., the Company's Audit Committee Procedures Regarding Complaints on Accounting Matters, he or she must immediately report that information to the Compliance Person. No Covered Person who reports any actual or suspected violations in good faith will be subject to any retaliation whatsoever.

          The Compliance Person is: Mr. Neal J. Fox. He may be contacted in any of the following manners:

          o in writing by mail addressed to Mr. Fox at 33 East 70th Street, New York, New York 10021;

          o    in writing by e-mail addressed to Mr. Fox at nealjfox@aol.com; or

          o    orally by telephoning Mr. Fox at 212-288-1180.

          Investigations of Violations. Reported violations will be promptly investigated and treated confidentially to the extent possible. It is imperative that the person reporting the violation not conduct a preliminary investigation of his or her own. Investigations of alleged violations may involve complex legal issues. Persons who act on their own may compromise the integrity of an investigation and adversely affect both themselves and the Company.

13.  Enforcement
     -----------

     The Compliance Person will take such action he or she deems appropriate with respect to any Covered Person who violates, or whose Family Member violates, any provision of this Code, the Code for Senior Executives or any of the Company's other policies, and will inform the Audit Committee of all material violations. Any alleged violation of this Code will be presented promptly to the Audit Committee for its consideration and such action as the Audit Committee, in its sole judgment, shall deem warranted.

     The Compliance Person will keep records of all reports created under this Code and of all action taken under this Code. All such records will be maintained in such manner and for such periods as are required under applicable federal and state law, as well as the Company's document retention policy.

14.  Interpretation
     --------------

     This Code is not an employment contract nor is it intended to be an all inclusive policy statement on the part of the Company. The Board of Directors Company reserves the right to provide the final interpretation of the policies it contains and to revise those policies as deemed necessary or appropriate.

15.  Waivers and Amendments
     ----------------------

     Any waivers of the provisions in this Code as it applies to executive officers or directors, and the Code for Senior Executives, may only be granted by the Audit Committee and will be promptly disclosed to the Company's shareholders. Any waivers of this Code, as it applies to other employees may only be granted by the Chief Executive Officer. Amendments to this Code must be approved by the Board of Directors. Any amendment to this Code will be publicly disclosed to the Company's shareholders.

                                   **********

     I acknowledge that I have read this Code of Ethics and Business Conduct (a copy of which has been supplied to me and which I will retain for future reference) and agree to comply in all respects with the terms and provisions hereof I also acknowledge that this Code of Ethics and Business Conduct may be modified or supplemented from time to time, and I agree to comply with those modifications and supplements, as well.


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                                                        Print Name


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                                                        Signature
Date:
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